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                                  EXHIBIT 13
                      COMPUTATION OF PERFORMANCE QUOTATIONS
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     These  Performance  Computations  do not reflect a  calculation  of current performance. These figures are only intended to demonstrate the method by which performance is calculated. These computations were originally filed as Exhibit 13 in Post Effective Amendment No.13, which was filed by the Registrant with the Securities and Exchange Commission on April 26, 1996.

1.   Current Yield for the Money Market Investment Account:

     As stated in the Statement of Additional Information, current yield for the Money Market Investment Account will be based on the seven day period ending December 31, 1995, and is computed by determining the net change in the value of a hypothetical investment (exclusive of capital charges) of a pre-existing account having a balance of one Accumulation Unit at the beginning of the period [.00122658], subtracting a hypothetical charge reflecting deductions from contractowner accounts [.00026033], and dividing the difference by the value of the account at the beginning of the base period [$1.188087] to obtain the base period return [.0008132822], and then multiplying the base period return by (365/7) with the resulting yield figure carried to at least the nearest hundredth of one percent [.000813 x 365/7] = .04240 or 4.24%.

2. Effective Yield for the Money Market Investment Account is based on the seven day period ending December 31, 1995, carried to at least the nearest hundredth of one percent, computed by determining the net change, exclusive of capital charges, in the value of a hypothetical pre-existing account having a balance of one Accumulation Unit at the beginning of the period, subtracting a hypothetical charge reflecting deductions from contractowner accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding "1," raising the sum to a power equal to 365 divided by 7, and subtracting "1" from the result, pursuant to the following formula:

     Effective Yield = [(Base Period Return + 1)365/7] -1

     Effective Yield = [(.000813 + 1)365/7] -1

     Effective Yield = [(1.000813)365/7] -1

     Effective Yield = 1.043301 - 1 = .04330 or 4.33%

3.   Yield Calculations

                     (a) For the Equity Investment Account:

     For the year ending December 31, 1995, yield is based on a 30 day period ending December 31, 1995, and is computed by dividing the net investment income per Accumulation Unit earned during the period by the maximum offering price per unit on December 31, 1995, according to the following formula:

     Yield = 2[(a-b/cd +1)6 -1]

     where "a" = net investment income earned during the period attributable to shares owned by the Investment Account; "b" = expenses accrued for the period (net of reimbursements); "c" = the average daily number of Accumulation Units outstanding during the period; and "d" = the maximum offering price per Accumulation Unit on December 31, 1995.

                       For the Equity Investment Account:

     According to the formula stated above, where:

     "a" = $25,531.11 "b" = $17,815.77 "c" = 9,342,629.100 and "d" = $1.790413

     Yield =  2[(7,715.34/16,727,164.59 + 1)6 -1]
     Yield = 2[(1.00046124613)6 -1]
     Yield = 2[.00277066999] = 0.00554133997 or 0.55%

                      (b) For the Bond Investment Account:

     According to the formula stated in 3(a) above, where:

     "a" = $27,197.09 "b" = $5,794.67 "c" = 3,515,703.320 and "d" = $1.599503

     Yield =  2[(21,402.42/5,623,378.01 + 1)6 -1]
     Yield = 2[(1.00380597155)6 -1]
     Yield = 2[.02305421635] = 0.46108 or 4.61%

                     (c) For the Managed Investment Account:

     According to the formula stated in 3(a) above, where:

     "a" = $43,174.00 "b" = $16,203.12 "c" = 9,204,223.110 and "d" = $1.664334

     Yield = 2[(26,970.88/15,318,901.47 + 1)6 -1]
     Yield = 2[(1.00176062755)6 -1]
     Yield = 2[.01061037175] = .021221 or 2.12%


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                                        2


     4. Quotations of average annual total return for an Investment Account will be expressed in terms of the compounded rate of return of a hypothetical investment in the Investment Account for periods of one, five, and ten years, or since the Fund's inception, if less. The average annual total return for an Investment Account will be calculated pursuant to the following formula: P (1 +
T)**n = ERV (where P = a hypothetical initial payment of $1,000, T = the total return, n = the number of years, and ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.) All total return figures reflect the deduction of a proportional share of Investment Account expenses on an annual basis, and assume that all dividends and distributions are reinvested when paid. For the Investment Accounts that have not been in existence for the time periods indicated, the average annual total return represents hypothetical returns that the Investment Accounts that invest in the corresponding Mutual Fund Portfolios would have achieved had they invested in such Portfolios for the periods indicated. For the periods that a particular Investment Account has been in existence (see "Inception Date of Investment Account") then the performance is actual performance and not hypothetical in nature.

                      FOR THE YEAR ENDING DECEMBER 31, 1995

     (a) For the AUL American Equity Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,082; and n = 1
      ERV = $1,000(1 + T)**1
      T = 0.0820 or 8.20%

     (b) For the AUL American Bond Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,067; and n = 1
      ERV = $1,000 (1 +T)**1
      T = 0.0669 or 6.69%

     (c) For the AUL American Money Market Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $954; and n = 1
      ERV = $1,000 (1 + T)**1
      T = -0.0464 or (4.64%)

     (d) For the AUL American Managed Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,079; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.0791 or 7.91%

     (e) For the Alger American Growth Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,235; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.2353 or 23.53%

     (f) For the Calvert Capital Accumulation Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,264;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.2639 or 26.39%

     (g) For the Invesco Dynamics Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,244;  and n = 1
      ERV = $1,000 (1 +T)**1
      T = 0.2443 or 24.43%

     (h) For the PBHG Growth Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,362;  and n = 1
      ERV = $1,000 (1 +T)**1
      T = 0.3618 or 36.18%

     (i) For the TCI Growth Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,188;  and n = 1
      ERV = $1,000 (1 +T)**1
      T = 0.1875 or 18.75%

     (j) For the T. Rowe Price Equity Income Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,221;  and n = 1
      ERV =$1,000 (1 + T)**1
      T = 0.2207 or 22.07%
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                                        3


     (k)  For  the  Twentieth  Century  Select  Investors   Investment  Account,
according to the formula expressed above, where:
      P = $1,000; ERV = $1,113; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.1133 or 11.33%

     (l) For the Twentieth Century Ultra Investors Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,249; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.2493 or 24.93%

     (m) For the Twentieth Century International Equity Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,014; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.0135 or 1.35%

     (n) For the Vanguard Explorer Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,147;  and n = 1
      ERV = $1,000 (1 +T)**1
      T = 0.1467 or 14.67%

     (o) For the Vanguard Short Term Federal Bond Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,010; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.0105 or 1.05%

     (p) For the VIP Equity-Income Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,224;  and n = 1
      ERV = $1,000 (1 +T)**1
      T = 0.2236 or 22.36%

     (q) For the VIP Growth Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,226;  and n = 1
      ERV = $1,000 (1 +T)**1
      T = 0.2262 or 22.62%

     (r) For the VIP High Income Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,093;  and n = 1
      ERV = $1,000 (1 +T)**1
      T = 0.0925 or 9.25%

     (s) For the VIP Overseas Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $994; and n = 1
      ERV = $1,000 (1 + T)**1
      T = -0.0065 or (0.65%)

     (t) For the VIP II Asset Manger Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,059; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.0594 or 5.94%

     (u) For the VIP II Contrafund Investment Account, the data is not available due to the fund's inception date occuring after the beginning of the time period under consideration.

     (v) For the VIP II Index 500 Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,243;  and n = 1
      ERV = $1,000 (1 +T)**1
      T = 0.2427 or 24.27%

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                                        4



             FOR THE PERIOD FROM INCEPTION THROUGH DECEMBER 31, 1995

     (a) For the AUL American Equity Investment Account, according to the formula expressed above, where:

      P = $1,000; ERV = $1,691, and n = 5.7194
      ERV = $1,000 (1 + T)**5.7194
      T = 0.0962 or 9.62%

     (b) For the AUL American Bond Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,511; and n = 5.7194
      ERV = $1,000 (1 + T)**5.7194
      T = 0.0748 or 7.48%

     (c) For the AUL American Money Market Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,122; and n = 5.7194
      ERV = $1,000 (1 + T)**5.7194
      T = 0.0204 or 2.04%

     (d) For the AUL American Managed Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,572; and n = 5.7194
      ERV = $1,000 (1 + T)**5.7194
      T = 0.0823 or 8.23%

     (e) For the Alger American Growth Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $2,920; and n = 6.9785
      ERV = $1,000 (1 + T)**6.9785
      T = 0.1660 or 16.60%

     (f) For the Calvert Capital Accumulation Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,430; and n = 4.4597
      ERV = $1,000 (1 + T)**4.4597
      T = 0.0835 or 8.35%

     (g) For the Invesco Dynamics Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $3,452; and n = 10
      ERV = $1,000 (1 + T)**10
      T = 0.1319 or 13.19%

     (h) For the PBHG Growth Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $6,391; and n = 10
      ERV = $1,000 (1 + T)**10
      T = 0.2038 or 20.38%

     (i) For the TCI Growth Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $2,378; and n = 8.1139
      ERV = $1,000 (1 + T)**8.1139
      T = 0.1127 or 11.27%

     (j) For the T. Rowe Price Equity-Income Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,158; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.1582 or 15.82%

     (k)  For  the  Twentieth  Century  Select  Investors   Investment  Account,
according to the formula expressed above, where:
      P = $1,000; ERV = $2,510; and n = 10
      ERV = $1,000 (1 + T)**10
      T = 0.0964 or 9.64%

     (l) For the Twentieth Century Ultra Investors Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $5,025; and n = 10
      ERV = $1,000 (1 + T)**10
      T = 0.1752 or 17.52%

     (m) For the Twentieth Century International Equity Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,481; and n = 4.6452
      ERV = $1,000 (1 + T)**4.6452
      T = 0.0882 or 8.82%

     (n) For the Vanguard Explorer Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $2,228; and n = 10
      ERV = $1,000 (1 + T)**10
      T = 0.0834 or 8.34%
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                                        5


     (o) For the Vanguard Short Term Federal Bond Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,538; and n = 8.0000
     ERV = $1,000 (1 + T)**8.0000
      T = 0.0553 or 5.53%

     (p) For the VIP Equity-Income Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $2,635; and n = 9.2285
      ERV = $1,000 (1 + T)**9.2285
      T = 0.1107 or 11.07%

     (q) For the VIP Growth Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $3,009; and n = 9.2285
      ERV = $1,000 (1 + T)**9.2285
      T = 0.1268 or 12.68%

     (r) For the VIP High Income Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $2,438; and n = 10
      ERV = $1,000 (1 + T)**10
      T = 0.0932 or 9.32%

     (s) For the VIP Overseas Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,571; and n = 8.9274
      ERV = $1,000 (1 + T)**8.9274
      T = 0.0519 or 5.19%

     (t) For the VIP II Asset Manager Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,722; and n = 6.3167
      ERV = $1,000 (1 + T)**6.3167
      T = 0.0898 or 8.98%

     (u) For the VIP II Contrafund Investment Account, the data is not available due to the fund's inception date occuring after the beginning of the time period under consideration.

     (v) For the VIP II Index 500 Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,412; and n = 3.3468
      ERV = $1,000 (1 + T)**3.3468
      T = 0.1085 or 10.85%

     5. Quotations of average annual total return for an Investment Accountant will be expressed in terms of the compounded rate of return of a hypothetical investment in the Investment Account for periods of one, five, and ten years, or since the Fund's inception, if less. The average annual total return for an Investment Account will be calculated pursuant to the following formula: P (1 +T)n = ERV (where P = a hypothetical initial payment of $1,000, T = the total return, n = the number of years, and ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period, but not including the surrender charge, which is a maximum of 8%.) All total return figures reflect the deduction of a proportional share of Investment Account expenses on an annual basis, and assume that all dividends and distributions are reinvested when paid. For the Investment Accounts that have not been in existence for the time periods indicated, the average annual total return represents hypothetical returns that the Investment Accounts that invest in the corresponding Mutual Fund Portfolios would have achieved had they invested in such Portfolios for the periods indicated. For the periods that a particular Investment Account has been in existence (see "Inception Date of Investment Account") then the performance is actual performance and not hypothetical in nature.


                      FOR THE YEAR ENDING DECEMBER 31, 1995

     (a) For the AUL American Equity Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,180; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.1797 or 17.97%

     (b) For the AUL American Bond Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,163;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.1632 or 16.32%
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                                        6


     (c) For the AUL American Money Market Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,040; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.0397 or 3.97%

     (d) For the AUL American Managed Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,177; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.1765 or 17.65%

     (e) For the Alger American Growth Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,347; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.3468 or 34.68%

     (f) For the Calvert Capital Accumulation Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,378;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.3779 or 37.79%

     (g) For the Invesco Dynamics Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,357;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.3566 or 35.66%

     (h) For the PBHG Growth Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,485;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.4846 or 48.46%

     (i) For the TCI Growth Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,295;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.2947 or 29.47%

     (j) For the T. Rowe Price Equity-Income Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,331;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.3308 or 33.08%

     (k)  For  the  Twentieth  Century  Select  Investors   Investment  Account,
according to the formula expressed above, where:
      P = $1,000; ERV = $1,214; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.2137 or 21.37%

     (l) For the Twentieth Century Ultra Investors Investment Account, according to the formula expressed above, where:
     P = $1,000; ERV = $1,362; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.3620 or 36.20%

     (m) For the Twentieth Century International Equity Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,105; and n = 1
      ERV = $1,000  (1 + T)**1
      T = 0.1049 or 10.49%

     (n) For the Vanguard Explorer Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,250;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.2501 or 25.01%

     (o) For the Vanguard Short Term Federal Bond Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,102; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.1017 or 10.17%

     (p) For the VIP Equity-Income Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,334;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.3340 or 33.40%

     (q) For the VIP Growth Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,337;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.3368 or 33.68%

     (r) For the VIP High Income Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,191;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.1910 or 19.10%

     (s) For the VIP Overseas Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,083;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.0831 or 8.31%

     (t) For the VIP II Asset Manager Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,155; and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.1550 or 15.50%

     (u) For the VIP II Contrafund Investment Account, the data is not available due to the fund's inception date occuring after the beginning of the time period under consideration.

     (v) For the VIP II Index 500 Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,355;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.3548 or 35.48%

             FOR THE PERIOD FROM INCEPTION THROUGH DECEMBER 31, 1995

     (a) For the AUL American Equity Investment Account, according to the formula expressed above, where;
      P = $1,000;  ERV = $1,792; and n = 5.7194
      ERV = $1,000 (1 + T)**5.7194
      T = 0.1074 or 10.74%

     (b) For the AUL American Bond Investment Account, according to the formula expressed above; where:
      P = $1,000; ERV = $1,601; and n = 5.7194
      ERV = $1,000 (1 + T)**5.7194
      T = 0.0858 or 8.58%

     (c) For the AUL American Money Market Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,190; and n = 5.7194
      ERV = $1,000  (1 +  T)**5.7194
      T = 0.0308  or 3.08%

     (d) For the AUL American Managed Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,666; and n = 5.7194
      ERV = $1,000 (1 +  T)**5.7194
      T = 0.0933 or 9.33%

     (e) For the Alger American Growth Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $3,107; and n = 6.9785
      ERV = $1,000  (1 +  T)**6.9785
      T =  0.1764  or  17.64%

     (f) For the Calvert Capital Accumulation Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,577; and n = 4.4597
      ERV = $1,000 (1 + T)**4.4597
      T = 0.1076 or 10.76%

     (g) For the Invesco Dynamics Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $3,704; and n = 10
      ERV = $1,000 (1 + T)**10
      T = 0.1399 or 13.99%
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                                        8


     (h) For the PBHG Growth Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $6,862; and n = 10
      ERV = $1,000 (1 + T)**10
      T = 0.2124 or 21.24%

     (i) For the TCI Growth Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $2,541; and n = 8.1139
      ERV = $1,000 (1 + T)**8.1139
      T = 0.1218 or 12.18%

     (j) For the T. Rowe Price Equity-Income Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,218;  and n = 1
      ERV = $1,000 (1 + T)**1
      T = 0.2183 or 21.83%

     (k)  For  the  Twentieth  Century  Select  Investors   Investment  Account,
according to the formula expressed above, where:
      P = $1,000; ERV = $2,694; and n = 10
      ERV = $1,000 (1 + T)**10
      T = 0.1042 or 10.42%

     (l) For the Twentieth Century Ultra Investors Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $5,396; and n = 10
      ERV = $1,000 (1 + T)**10
      T = 0.1836 or 18.36%

     (m) For the Twentieth Century International Equity Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,635; and n = 4.6452
      ERV = $1,000 (1 + T)**4.6452
      T = 0.1117 or 11.17%

     (n) For the Vanguard Explorer Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $2,391; and n = 10
      ERV = $1,000 (1 + T)**10
      T = 0.0911 or 9.11%

     (o) For the Vanguard Short Term Federal Bond Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,641; and n = 8.0000
      ERV = $1,000 (1 + T)**8.0000
      T = 0.0639 or 6.39%

     (p) For the VIP Equity-Income Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $2,825; and n = 9.2285
      ERV = $1,000 (1 +  T)**9.2285
      T = 0.1191 or 11.91%

     (q) For the VIP Growth Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $3,225; and n = 9.2285
      ERV = $1,000 (1 + T)**9.2285
      T = 0.1353 or 13.53%

     (r) For the VIP High Income Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $2,617; and n = 10
      ERV = $1,000 (1 + T)**10
      T = 0.1010 or 10.10%

     (s) For the VIP Overseas Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,681; and n = 8.9274
      ERV = $1,000 (1 +  T)**8.9274
      T = 0.0599  or 5.99%

     (t) For the VIP II Asset Manger Investment Account, according to the formula expressed above, where:
      P = $1,000;  ERV = $1,828; and n = 6.3167
      ERV = $1,000 (1 + T)**6.3167
      T = 0.1002 or 10.02%

     (u) For the VIP II Contrafund Investment Account, the data is not available due to the fund's inception date occuring after the beginning of the time period under consideration.

     (v) For the VIP II Index 500 Investment Account, according to the formula expressed above, where:
      P = $1,000; ERV = $1,551; and n = 3.3468
      ERV = $1,000 (1 + T)**3.3468
      T = 0.1402 or 14.02%